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                                                                    EXHIBIT 6d.
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ITABO S.A.

Avila John F. Kennedy N. 16, 5. Piso                          Este numero debe aparecer en     Q.T.T
Santo Domingo, Republica Dominican                            todo documento que tenga
                                                              relacion con esta orden.        00/047

Centeral Domingo Itabo                                        Centro de Costo/Numero de Cuenta
Km. 17, Carretera Sanchez, Holna, San Cristobal
Republica Dominican                                                                 00 1600 8218

          Telefonos: 809-542-1414 / ext. 232   Fax: 809-375-0102/375-0100             Fecha de Emision

     ORDEN DE TRABAJO POR TERCERO                                                       19-Aug-00

Senior(es):    INTERNATIONAL ENERGY CONSULTANTS, INC.                           Para cualquier consulta
               Attention Mr. John Scalone                                         contactarea con:
               Vice President, Engineering                                          Eugenlo Ravilot Pesclo
                                                                                 ---------------------------
                                                                                     Jefe del Proyosto
Agradeceremos ejacutar por cuenta de ITABO S.A. to siguienta:              Pagina 1 de 2

Item   Contidad  Unidad              Descripcion                         Total US Dollars

                                     This Work Order contains the following documents which are part of this Order.
                                     In case of contradictions of divergences among the a.m. Documents, the following priority is established in order to overcome these divergences/contradictions.


                                     1.- Text of the present order
                                     2.- Itabo S.A. Purchasing Order # 1987, dated August 2, 2000
                                     4.- IEC Quotation dated July 5, 2000
                                     5.- Schedule
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                        UNIT #2 - MAIN CONDENSER REPAIR
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                                     Service Work to be performed by "IEC" In Steam Condenser Unit 2 - Itabo P, 8.

 1         1        aa               Jet Brush clean 11,388 - Tubes IEC's 6/12 Nylon brushes propelled by compressed      $19,703.50
                                     Air & Water - Quote # 20-184A

 2         1        aa               Eddy Current test a designated number of tubes using Level III/IIA Analysts and
                                     Level IIA/II Data Adquisition inspectors. Provide written report.
                                     Eddy Current Test 20% (2,273 tubes)                                                  $90,750.00

 3         1        aa               Extract up 4-tubes for Metallurgical Analysis and further visual inspection          $ 2,600.00
                                     Quote # 20-184A

 4         1        aa               Chemical Composition Analysis of tubing including corrosion deposits.                $ 1,300.00
                                     Provide photographs and accurate wall loss measurements
                                     Quote # 20-184A

 5         1        aa               Full Length Video Borescope Inspection in designated tubes. Video documentation      $ 2,175.00
                                     will be provided with an Inspection Report
                                     Quote # 20-184A

 6         1        aa               Measure and record injet tube I.D. Dimensions in 100 random tubes at 1", 3" and 6"   $   675.00
                                     depths using a calibrated 3-ball micrometer.
                                     Quote # 20-184A.

 7         1        aa               IEC will provide supervision, labor, tools and equipment to remove 5,200 tubes       $95,331.00
                                     (50%)ex plastic inserts and install IEC Shield/Seals in the inlet tube ends of the main condenser at the Itabo Dominican Republic Power Plant.
                                     The Scope of Work of this job will performed according to IEC Quotation 20-205 dated June 30, 2000.
                                     Quote # 20-205

 8         1        aa               IEC will provide supervision, labor, materials tools and equipment to install 500    $84,000.00
                                     IEC Full Length Liners into plugged tubes in the Main Condenser at Itabo Power
                                     Station D.R.
                                     Quote # 20-206

 9         1        aa               Travel expenses Inspection and Testing (Sept. 5 to 14, 2000))                        $23,398.00

10         1        aa               Travel expenses Shields/seals & Liners w/additional crew Expenses (Oct. 30 to        $32,933.15
                                     Nov. 14, 2000)
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                      EXECUTION DURATION                      10 HRS/SHIFT
TIMING FOR ITEMS 1 TO 6                                           DAYS
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Item 1: Clean condenser                                            7
Item 2: Eddy Current Test                                          3
Item 3: Tube extraction                                            1
Item 4: Chemical Composition Analysis                              0
Item 5: Boroscope                                                  1
Item 6: Measure tubes                                              1
Sub total from Sept. 5 - 19, 2000                       13



TIMING FOR ITEMS 7 AND 8
Item 7: Remove 5200 plastic inserts and install IEC               10
 Shield/Seals in inlet tubes ends
Item 8: Install 500 IEC Full Length Liners                         6
Sub total from Oct. 30 to Nov. 14, 2000                 16


TOTAL                                                             29
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                         FINES DUE TO EXECUTION DELAYS

Itabo S.A. Will apply a fine of 0.5% of the total value of this Order for every day of delay with respect to the final date estipulated in the program, i.e.

Nevertheless the total fine will not exceed the 10% of the total value of this Order.

The resulting value to be applied as a fine, will be discounted from the total value.


                                 PAYMENT TERMS

Itabo S.A. will do one payment to IEC, corresponding to the 50% of the total value of this Order against an irrevocable Bank Warranty Letter for the same amount payable until the date of the final reception of the job.

Itabo S.A. will do a second and final payment to IEC corresponding to the 50% of the total value of this Order against an invoice and final reception of the works performed.



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El material sorb suministrado por:
                                                                                         Total Noto:   $352,865.65
                                                                                         .-25% Romeane $ 88,216.41
  EL CONTRATISTA                 Lugar de Entoga  : Contral Termica Rabo.                Total     :   $264,649.24

1.- El Contratista acepta y se obliga a ejecuter esta Orden de Trabajo en los
    terminos y condiciones sefialadas en el manual de seguridad y salud                     /s/ [ILLEGIBLE]
    ocupacional y las normas de control de la central termica Itabo.siendo              ----------------------------
    responsabilidad del Contratista exigir copia de este, antes de do iniclar el              Jefe de Ingenieria
    trabajo.

2.- El Contratista no podra endosar, coder, transferir o traspaser en forma                 /s/ [ILLEGIBLE]
    alguna, ni total, ni parcialmenta las Ordenes do Trabajo que se le                  ----------------------------
    adjudiquen, ni la o las facturas que estas originen.                                   Director de Rehabilitacion


* La firma sera solicitada cuando corresponda      /s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
                                                   -------------------                  ----------------------------
                                                     p. Contratista                           Garanta General
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NOTA: Ver cartas DPR 232-047/00 v DPR-296-047/00